Exhibit 10.2

AMENDMENT NO. 2

TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amendment No. 2 to Amended and Restated Loan and Security Agreement (“Amendment”) dated April 23, 2025 is by and between PATHWARD, NATIONAL ASSOCIATION fka Crestmark, a division of MetaBank, National Association (“Pathward”), whose address is 5480 Corporate Drive, Suite 350, Troy, Michigan 48098, CARDCASH EXCHANGE, INC., a Delaware corporation (“Borrower”) whose address is 1950 Rutgers University Boulevard, Suite 300, Lakewood, New Jersey 08701, and GIFTIFY, INC., a Delaware corporation (fka RDE, Inc., a Delaware corporation) (“Guarantor”), whose address is 1100 E. Woodland Road, Suite 510, Schaumburg, Illinois 60173. This Amendment amends that certain Amended and Restated Loan and Security Agreement dated December 23, 2020 by and between Pathward and Borrower (as amended, restated, or otherwise modified from time to time, the “Agreement”).

BACKGROUND:

The parties have executed the Agreement and Loan Documents;

The Borrower and Guarantor are indebted and/or obligated to Pathward without offset or deduction pursuant to the Agreement and the Loan Documents all of which are in full force and effect; and

Borrower, Pathward, and Guarantor, desire to modify and amend certain terms, conditions, covenants and obligations contained in the Agreement and the Loan Documents, including, as set forth herein.

Accordingly, the parties agree as follows:

1. DEFINED TERMS:

Capitalized terms that are not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2. AMENDMENT AND MODIFICATION TO THE AGREEMENT:

A. All references to “Bank” in the Agreement and Loan Documents are hereby amended to refer to Pathward, National Association, fka Crestmark, a division of MetaBank, National Association.

B. The language appearing in Section 2 of the Schedule to the Agreement, prior to the paragraph that begins with “Eligible Credit Card Receivables” is hereby deleted in its entirety and replaced with the following:

2. LOAN; LOAN ADVANCES.

Advance Formula: Advances of the Loan may be measured against a percentage of Eligible Accounts and Eligible Inventory.

The Loan Amount may not exceed an amount which is the lesser of:

(a)	Seven Million and 00/100 Dollars ($7,000,000.00) (“Maximum Amount”); and

(b)	the sum of:

(i)	One hundred percent (100%) of Eligible Credit Card Receivables (defined below), PLUS

(ii)	One hundred percent (100%) of the Product Costs for Eligible Inventory (defined below), provided however, the Product Costs for Eligible Inventory consisting of Prepaid Inventory shall not exceed $750,000.00.

(subparagraphs (i) – (ii) are collectively the “Advance Formula”).

“Product Cost” shall mean the actual cost paid for Gift Cards purchased by Borrower in the ordinary course of the business of Borrower.

Bank in its sole discretion may raise or lower any percentage advance rate with respect to the Advance Formula.”

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C. The subsection titled “Exit Fee” in Section 4 of the Schedule to the Agreement is hereby deleted in its entirety and replaced with the following:

“Exit Fee: Borrower may elect to terminate this Agreement, but only upon the payment of all Obligations, including the following exit fee (“Exit Fee”), as liquidated damages and not as a penalty: prior to December 31, 2025, the Exit Fee will be 0.50% of the Maximum Amount, together with all unpaid Loan Fees and Maintenance Fees (if any) due under the Agreement. No partial prepayment will affect Borrower’s obligation to continue to pay the Obligations as provided in the Note and the Agreement. In the event that a Default has occurred and is continuing at the time Bank demands payment of the Obligations, the Exit Fee will be due and payable by Borrower.”

D. Section 11.K. of the Schedule to the Agreement is hereby deleted in its entirety and replaced with the following:

“K. Minimum Cash Collateral Account Balance. Borrower will at all times maintain a minimum balance in its Cash Collateral Account maintained at Pathward, National Association, fka MetaBank, National Association of not less than $1,000,000.00 (the “Minimum Cash Collateral Account Balance”). Borrower’s failure to maintain the required Minimum Cash Collateral Account Balance of $1,000,000 in a Cash Collateral Account at Pathward, National Association shall constitute a Default. The Borrower may cure such Default by (i) immediately bringing the account balance to the required Minimum Cash Collateral Account Balance, and (ii) paying a deficiency fee in an amount equal to three percent (3%) of such deficiency, which fee shall be due and payable on the first day of the month immediately following the month in which such deficiency occurred. Borrower agrees to pay all fees, costs and expenses which the Borrower incurs in connection with opening and maintaining the Cash Collateral Account. All of such fees, costs and expenses which remain unpaid by the Borrower pursuant to any account agreement associated with the Cash Collateral Account, to the extent same shall have been paid by the Bank hereunder, shall constitute additional Advances hereunder, and shall be payable to the Bank for its benefit by the Borrower upon demand. Notwithstanding the foregoing, in the event Borrower’s net income for the monthly period ending September 30, 2025 is at least $250,000.00, the Minimum Cash Collateral Account Balance shall be reduced to $750,000.00.”

3. REAFFIRMATION OF GUARANTY:

As a specific inducement to Pathward to enter into the Agreement, Guarantor executed a Guaranty dated January 1, 2024 (the “Guaranty”). Guarantor hereby acknowledges and agrees to the amendments and modification set forth above and reaffirms its Guaranty with respect to all liabilities, obligations and the Indebtedness therein guaranteed as herein amended and modified. Guarantor further acknowledges that its Guaranty remains liable in accordance with the terms of the Guaranty without offset or counterclaim. Guarantor also acknowledges and agrees that its liability under the Guaranty is unlimited.

5. EXPENSES:

In consideration of the extension of the loan and the execution of this Amendment, Borrower will pay Pathward a fee of $2,000.00, which fee is fully earned as of the date hereof, and non-refundable. Borrower will promptly pay all expenses, fees and costs incurred by Pathward with respect to the preparation, execution, and delivery of this Amendment, and all other documents contemplated herewith, including reasonable attorneys’ fees.

6. NO WAIVER:

Borrower acknowledges that the execution of this Amendment does not constitute a waiver or cure of any Default, whether matured or otherwise, if any, that previously existed or now exists under the Agreement or any Loan Document. By execution of this Amendment, Pathward will not be deemed to have waived any of its rights or remedies under the Agreement or any Loan Document.

7. SURVIVAL, REAFFIRMATION, AND NO DEFENSES:

Each undersigned Borrower and Guarantor agrees, in all capacities in which the signatory has executed the Agreement or any of the Loan Documents, as follows:

A. That, except as herein expressly modified or amended, all terms, conditions, covenants, representations and warranties contained in the Agreement and the Loan Documents are true and correct, continue to be satisfied in all respects and are legal, valid and binding obligations. The undersigned hereby ratify, agree to and confirm the Agreement and the Loan Documents and consent to and acknowledge this Amendment.

B. That payment of the Indebtedness is the valid obligation of Borrower and Guarantor and, as of the date hereof, Borrower and Guarantor have absolutely no defenses, claims, rights of set-off or counterclaims against Pathward or the payment of the Indebtedness. This Amendment shall not impair the rights, remedies and Collateral given in the Agreement and the Loan Documents.

C. That the liability of the undersigned howsoever arising or provided for in the Agreement and the Loan Documents is hereby reaffirmed.

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8. RELEASE:

In consideration of Pathward executing this Amendment, Borrower and Guarantor do each hereby release and discharge Pathward of and from any and all claims, harm, causes of action, liabilities, injuries, expenses (including attorneys’ fees) and damages of any and every kind, known or unknown, legal or equitable, which Borrower or Guarantor have against Pathward from the date of Borrower’s and Guarantor’s first contact with Pathward up to the date of this Amendment. Borrower and Guarantor confirm to Pathward that they have reviewed the effect of this release with legal counsel of their choice, or have been afforded the opportunity to do so, prior to the execution of this Amendment and each acknowledges and agrees that Pathward is relying upon this release in executing this Amendment.

9. CONFIRMATION OF LIEN UPON COLLATERAL:

Borrower acknowledges and agrees that pursuant to the terms of the Agreement, the obligations of Borrower and the Indebtedness are secured by a first priority lien and security interest in the Collateral (as defined in the Agreement). The Collateral is and shall remain subject to and encumbered by the lien, charge, and encumbrance of the Agreement, and nothing contained herein shall affect or be construed to affect the lien or encumbrance created by the Agreement or the priority thereof.

Guarantor acknowledges and agrees that the obligations of Guarantor under the Guaranty are secured by a lien and security interest against the Collateral (as defined in the Security Agreement dated January 1, 2024 between Guarantor and Pathward) and the Equity Interest Collateral (as defined in the Pledge Agreement executed by Guarantor in favor of Pathward). The Collateral and Equity Interest Collateral is and shall remain subject to and encumbered by the lien, charge, and encumbrance of the Security Agreement and Pledge Agreement executed by Guarantor, and nothing contained herein shall affect or be construed to affect the lien or encumbrance created by such Security Agreement and Pledge Agreement or the priority thereof.

Borrower and Guarantor further acknowledge that the Indebtedness and the obligations of Borrower and Guarantor to Pathward may also be secured by a lien, assignment, or encumbrance in other collateral, including, without limitation, a collateral assignment of certain life insurance policy(ies). Nothing contained herein shall affect or be construed to affect any such lien, assignment, or encumbrance granted to Pathward in relation to such additional collateral.

10. NO ORAL MODIFICATION

This Amendment may only be altered or modified by written instrument duly executed by Borrower and Pathward.

11. ELECTRONIC SIGNATURES

Each party agrees that an Electronic Signature of such party affixed to this Agreement, any of the other Loan Documents, and to any amendment, supplement or other modification to such Loan Documents, or any other document or instrument delivered by such party in connection with the Loan Documents or any of the transactions contemplated thereby is intended to authenticate such writing and that such Electronic Signature shall bind such party and have the same force and effect as if it had been manually signed and physically delivered by such party. “Electronic Signature” means any electronic sound, symbol, or process attached to or logically associated with a record and executed or adopted by a party with the intent to sign such record. Borrower and Guarantor waive any objection that any Loan Documents are invalid or otherwise unenforceable because of its execution by Electronic Signature. Borrower and Guarantor further agree that:

a. they have sole responsibility to ensure that any document or instrument purported to be signed by Electronic Signature on their behalf is signed only by persons authorized to do so;

b. they accept all risks that any such document may not contain authentic or authorized Electronic Signatures on their behalf;

c. the persons purporting to have signed any such document on their behalf by Electronic Signature are conclusively deemed to have signed it with the intention that Borrower and Guarantor be bound by its terms;

d. Pathward is authorized to act and rely on any document or instrument executed and/or delivered by Electronic Signature without any duty for further investigation, even if the Electronic Signature does not conform to a specimen signature previously provided by them; and

e. upon the request of Pathward, they agree to provide a manually executed counterpart of any Loan Document or other applicable document related to the Loan Documents previously executed by Electronic Signature.

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The parties hereto have executed this Amendment the day and year first appearing above.

“PATHWARD”

PATHWARD, NATIONAL ASSOCIATION

By:
Name:
Its:

“BORROWER”

CARDCASH EXCHANGE, INC.,
a Delaware corporation

By:
Name:	Elliot Bohm
Its:	CEO

“GUARANTOR”

GIFTIFY, INC.,
a Delaware corporation

By:
Name:	Ketan Thakker
Its:	CEO

[Signature Page to Amendment No. 2 to Amended and Restated Loan and Security Agreement]

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